UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 9, 2022

Summit Therapeutics Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36866	37-1979717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2882 Sand Hill Road, Suite 106, Menlo Park, CA		94025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617-514-7149

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	SMMT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
On August 9, 2022, Summit Therapeutics Inc. (the “Company”) issued a press release announcing the closing and final results of its previously announced rights offering. In the offering, eligible stockholders subscribed to purchase approximately 103 million shares of the common stock, par value $0.01 per share (“Common Stock”), at a price of $0.97 per share. The price per share was the Alternate Price (as defined in the Prospectus Supplement (the “Prospectus Supplement”) filed by the Company in respect of the rights offering on July 18, 2022), determined, as provided in the Prospectus Supplement, as the volume weighted-average price of the Company’s Common Stock for the five-day trading period through and including the Expiration Date (as defined in the Prospectus Supplement) of August 8, 2022. Aggregate gross proceeds from the rights offering were $100 million. After giving effect to the issuance of approximately 103 million shares of common stock in the rights offering, the Company has approximately 201 million shares of Common Stock issued and outstanding.

A copy of the press release related to the matters set forth herein is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated August 9, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT THERAPEUTICS INC.

Date: August 9, 2022	By:	/s/ Ankur Dhingra
Chief Financial Officer